CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Share (1)	Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, no par value	11,565,072	$10.46	$120,970,653.12	$14,057

(1)	Estimated pursuant to Rule 457(c), the offering price per share is based on the average of the high and low prices for our common stock on March 17, 2015, as reported on the NASDAQ Global Select Market.

(2)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (File No. 333-181309) filed by the Registrant on May 10, 2012.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-181309

PROSPECTUS SUPPLEMENT

(To prospectus dated May 10, 2012)

11,565,072 Shares

Common Stock

Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (collectively, “Warburg Pincus”) are offering 11,565,072 shares of our common stock in the aggregate. We will not receive any proceeds from the sale of shares of our common stock offered hereby.

Immediately following completion of this offering, Warburg Pincus will no longer own any shares of our common stock.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “NPBC.” On March 16, 2015, the last sale price of our common stock as reported on the Nasdaq was $10.76 per share.

Investing in our common stock involves risks. You should consider the information under the heading “Risk Factors” beginning on page S-8 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriter has agreed to purchase the shares of our common stock from the selling shareholders at a price of $10.56 per share, which will result in approximately $122,127,160 of proceeds to the selling shareholders.

The underwriter proposes to offer our shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part.

See “Underwriting” beginning on page S-19 of this prospectus supplement for more information.

The underwriter expects to deliver the common stock against payment on or about March 20, 2015 only in book-entry form through the facilities of The Depository Trust Company.

J.P. Morgan

The date of this prospectus supplement is March 17, 2015.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, the term “prospectus” refers to both parts combined.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We, Warburg Pincus and the underwriter are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

All references in this prospectus supplement to “National Penn,” the “Company,” “we,” “us,” “our” or similar references mean National Penn Bancshares, Inc. and its successors, and include our consolidated subsidiaries where the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Documents we have filed with the SEC are also available on our website at http://www.nationalpennbancshares.com under the heading “Documents/SEC Filings.” Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 000-22537-01). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015; and

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2015, February 4, 2015, February 9, 2015, and March 17, 2015 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed).

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from the date of the registration statement of which this prospectus supplement is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

You may obtain copies of these documents, other than exhibits, free of charge by contacting Dawn Hamm, Officer, Shareholder Services, at our principal executive offices, which are located at 645 Hamilton Street, Suite 1100, Allentown, Pennsylvania 18101, or by telephone at (610) 861-3983.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the prospectus and the information included or incorporated by reference in them contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “target,” “intend” or “anticipate” or the negative thereof or comparable terminology.

Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, rationales, objectives, expectations or consequences of various proposed or announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions investors not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, the risk factors set forth elsewhere herein and in our annual and quarterly reports filed with the SEC, as well as the following:

•	Risks, uncertainties and other factors relating to the October 2014 merger of TF Financial Corporation with and into National Penn, including:

•	Expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve;

•	Inability to successfully implement integration strategies; and

•	Diversion of management time on merger-related issues.

•	Our branding and marketing initiatives may not be effective in building name recognition and customer awareness of our products and services.

•	We may be unable to differentiate ourself from our competitors by a higher level of customer service, as intended by our business strategy and other marketing initiatives.

•	Expansion of our product and service offerings may take longer, and may meet with more competitive resistance from others already offering such products and services, than expected. Additionally, new product development by new and existing competitors may be more effective, and take place more quickly, than expected.

•	Growth and profitability of our non-interest income or fee income may be less than expected, particularly as a result of financial market conditions.

•	General economic or business conditions, either nationally or in the regions in which we do business, may deteriorate, resulting in, among other things, a deterioration in credit quality, a reduced demand for credit, or a decision by us to reevaluate staffing levels or to divest one or more lines of business.

•	In the current environment of increased investor activism, including hedge fund investment policies and practices, shareholder concerns or actions may require increased management/board attention, efforts and commitments, which could require a shift in focus from business development and operations.

•	Stresses in the financial markets may inhibit our ability to access the capital markets or obtain financing on favorable terms.

•	Repurchase obligations with respect to real estate mortgages sold in the secondary market could adversely affect our earnings.

•	Changes in consumer spending and savings habits could adversely affect our business.

•	Negative publicity with respect to any National Penn product or service, employee, director or other associated individual or entity, whether legally justified or not, could adversely affect our reputation and business.

•	Significant negative industry or economic trends, including declines in the market price of our common stock, or reduced estimates of future cash flows or disruptions to our business could result in impairments to goodwill.

•	We may be unable to successfully manage the foregoing and other risks and to achieve our current short-term and long-term business plans and objectives.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering but does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, including the “Risk Factors” and the financial statements and accompanying notes incorporated by reference, before making an investment decision.

About National Penn Bancshares, Inc.

National Penn Bancshares, Inc. is a Pennsylvania business corporation and a registered bank holding company headquartered in Allentown, Pennsylvania. We operate as an independent community banking company that offers a diversified range of financial products principally through our bank subsidiary, National Penn Bank, as well as an array of investment, insurance and employee benefit services through our non-bank subsidiaries. Our financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; Institutional Advisors, LLC; and National Penn Insurance Services Group, Inc., including its Higgins Insurance and Caruso Benefits divisions.

Our primary business is accepting deposits from customers through our retail branch offices, and investing those deposits, together with funds generated from operations and borrowings, in loans, including commercial business loans, commercial real estate loans, residential mortgages, home equity loans, other consumer loans, and investment securities.

Our strategic plan is designed to enhance shareholder value by operating a highly profitable financial services company within the markets we serve. Specifically, management is focused on increasing market penetration in selected geographic areas and achieving excellence in both retail and commercial lines of business. We also intend to grow revenue through appropriate and targeted acquisitions, through expanding into new geographical markets, or through further penetrating existing markets or business lines.

At December 31, 2014, National Penn operated 115 retail branch offices throughout thirteen counties in eastern Pennsylvania, four retail branch offices in Centre County, Pennsylvania, seven retail branch offices in New Jersey, and one retail branch office in Cecil County, Maryland.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NPBC.” Our principal executive office is located at 645 Hamilton Street, Allentown, Pennsylvania 18101, and our telephone number is 1-800-822-3321. We maintain an Internet website at http://www.nationalpennbancshares.com. The foregoing website and address is intended to be an inactive textual reference only. The information on this website is not a part of this prospectus supplement.

This Offering

Common stock offered by Warburg Pincus	11,565,072 shares (approximately 8.26% of our outstanding common stock)

Common stock held by Warburg Pincus after this offering	None

Common stock to be outstanding after this offering(1)	140,055,994 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of common stock by Warburg Pincus.

Risk Factors	You should read carefully the information set forth under “Risk Factors” herein for a discussion of factors that you should consider before deciding to invest in our common stock.

Nasdaq Symbol	“NPBC”

(1)	The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of March 13, 2015 and excludes:

•	2,426,920 shares of common stock issuable upon the exercise of stock options; and

•	513,898 shares of common stock issuable upon the vesting of restricted stock units.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and the risk factors incorporated by reference, as well as the other information included or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making an investment decision. In particular, before deciding whether to invest in our common stock, you should carefully consider the risk factors and the discussion of risks contained in our Annual Report on Form 10-K for the year ended December 31, 2014. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Related to this Offering and Our Common Stock

The market price of our common stock may decline after this offering.

The price per share of common stock sold in this offering may be more or less than the market price of our common stock on the date this offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the common stock purchased in this offering. If the actual purchase price is less than the market price for the shares of common stock, some purchasers in this offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our common stock in this offering will be able to sell shares after this offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in this offering and the timing of any sales of shares of common stock.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our common stock.

In many situations, our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued shares of common stock or shares of our authorized but unissued preferred stock. In the future, we may issue additional securities, through public or private offerings, in order to raise additional capital. Any such issuance would dilute the percentage of ownership interest of existing shareholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms. In the case of issuances of our preferred stock, any issuances would likely result in your interest being subject to the prior rights of holders of that preferred stock. The market price of our common stock could decline as a result of this offering as well as sales of shares of our common stock made after this offering or the perception that such sales could occur.

You may not receive dividends on the common stock.

Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected. See “Supervision and Regulation—Dividend Restrictions” in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of regulatory and other restrictions on dividend declarations.

We may not pay dividends if we are not able to receive dividends from our subsidiary, National Penn Bank.

We are a separate and distinct legal entity from our banking and nonbanking subsidiaries and depend on the payment of cash dividends from National Penn Bank and our existing liquid assets as the principal sources of funds for paying cash dividends on our common stock. Unless we receive dividends from National Penn Bank or choose to use our liquid assets, we may not be able to pay dividends. National Penn Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. See “Supervision and Regulation—Dividend Restrictions” in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of regulatory and other restrictions on dividend declarations. If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and the opportunity for a hearing, that such bank cease and desist from such practice, and may take other supervisory actions, including other formal or informal enforcement actions. Depending on the financial condition of our banking subsidiaries, the applicable regulatory authority might deem us or any relevant banking subsidiary to be engaged in an unsafe or unsound practice if our banking subsidiaries were to pay dividends. The Federal Reserve and the Office of the Comptroller of the Currency have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings. In 2009, the Federal Reserve released a supervisory letter advising bank holding companies, among other things, that as a general matter a bank holding company should inform the Federal Reserve and should eliminate, defer or significantly reduce its dividends if (1) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (2) the bank holding company’s prospective rate of earnings is not consistent with the bank holding company’s capital needs and overall current and prospective financial condition, or (3) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Our common stock is subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests in us and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, we may issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which would likely be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to further increase our capital resources or, if our or National Penn Bank’s capital ratios fall below the required minimums, we or National Penn Bank could be forced to raise additional capital by making offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our articles of incorporation, subject to limitations prescribed in our articles of incorporation and subject to limitations prescribed by Pennsylvania law, authorizes the board, from time to time by resolution or action of a committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock being offered hereby. All proceeds from this offering will be received by Warburg Pincus.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Common Stock

Our common stock is listed on Nasdaq under the symbol “NPBC.” As of March 16, 2015, the last reported sale price of our common stock on the Nasdaq was $10.76 per share. As of March 13, 2015, there were approximately 7,189 shareholders of record.

The following table presents the high and low sales price per share of our common stock during certain periods, as reported on Nasdaq. Cash dividends paid per share of our common stock are also shown.

	Market Prices		Dividends Declared
2015	High	Low
First quarter (through March 17, 2015)	$10.95	$9.66	$0.11

2014	High	Low	Dividends Declared
Fourth quarter	$10.68	$9.17	$0.11
Third quarter	10.93	9.71	0.10
Second quarter	10.96	9.50	0.10
First quarter	11.45	9.94	0.10

2013	High	Low	Dividends Declared
Fourth quarter	$11.63	$9.70	$0.10
Third quarter	11.40	9.87	0.10
Second quarter	10.70	9.35	0.10
First quarter(1)	10.82	9.38	—

(1)	In lieu of a first quarter 2013 cash dividend, National Penn paid an additional dividend of $0.10 per share in the fourth quarter of 2012.

Dividends

Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. See “Risk Factors—You may not receive dividends on the common stock.”

Our primary source of liquidity is dividend payments from National Penn Bank. National Penn Bank’s ability to make dividend payments to us is governed by OCC regulations. Without specific OCC approval, and subject to National Penn Bank meeting applicable regulatory capital requirements before and after payment of dividends, the total of all dividends declared by National Penn Bank is limited to net profits for the current year to date as of the declaration date plus net retained profits from the preceding two years less dividends declared in such years. In addition, the OCC has the discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds. See “Risk Factors—We may not pay dividends if we are not able to receive dividends from our subsidiary, National Penn Bank.”

Payment of dividends to us from National Penn Bank is subject to certain regulatory and other restrictions. Under OCC regulations, National Penn Bank may pay dividends to us without prior regulatory approval so long as it meets its applicable regulatory capital requirements before and after payment of such dividends and its total dividends declared do not exceed its net profits for the current year to the date of declaration plus net retained profits from the preceding two years less dividends declared in such years. At December 31, 2014, National Penn Bank was in compliance with all applicable minimum capital requirements, and had the ability to pay dividends to us.

In addition, National Penn and National Penn Bank are subject to other regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company or a bank, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The appropriate regulatory authorities have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice and that banking organizations should generally pay dividends only out of current operating earnings.

SELLING SHAREHOLDERS

The following table sets forth information regarding the ownership of our common stock held by Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. as of March 13, 2015. We will not receive any proceeds from the resale of common stock by the selling shareholders. Prior to this offering, Warburg Pincus beneficially owned approximately 8.26% of our outstanding common stock. Immediately following completion of this offering, Warburg Pincus will no longer own any shares of our common stock.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security.

For more information regarding the terms of our common stock, see “Description of Capital Stock” in the accompanying prospectus.

The numbers listed below are based on 140,055,994 shares of our common stock outstanding as of March 13, 2015.

	Shares Owned Before this Offering		Shares Offered	Shares Owned After this Offering
Name of Selling Shareholder	Number	Percentage	Hereby	Number	Percentage
Warburg Pincus Private Equity X, L.P.(1)(2)	11,206,564	8.0%	11,206,564	0	0.0%
Warburg Pincus X Partners, L.P.(1)(2)	358,508	.26%	358,508	0	0.0%

(1)	Each of Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”) and Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners” and together with WP X, the “WP X Funds”) reported that it had shared voting and shared dispositive power over 11,565,072 shares.
(2)	Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of the WP X Funds. Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”) is the general partner of WP X LP. WPP GP LLC, a Delaware limited liability company (“WPP GP”) is the general partner of WP X GP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”) is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”) is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”) is the managing member of WPP GP LLC. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP X Funds. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The principal offices of Warburg Pincus are located at 450 Lexington Avenue, New York, New York 10017. Additionally, Michael E. Martin is a member of our Board of Directors, a Partner of WP and a Managing Director and Member of WP LLC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

This section describes the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock by non-U.S. holders. This discussion addresses only the U.S. federal income tax considerations relevant to non-U.S. holders of our common stock who are initial purchasers of our common stock and who will hold the common stock as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). A capital asset for these purposes generally is property held for investment.

This discussion does not address tax considerations applicable in the case of non-U.S. holders that may themselves be subject to or whose owners may be subject to certain special U.S. federal income tax rules, including:

•	financial institutions,

•	controlled foreign corporations or passive foreign investment companies for U.S. federal income tax purposes,

•	grantor trusts,

•	dealers or traders in securities or currencies or notional principal contracts, and

•	certain former citizens or former long-term residents of the United States.

Moreover, this discussion does not address the U.S. federal estate and gift or alternative minimum tax or “Medicare contribution tax” consequences, or any foreign, U.S. state or local tax consequences, of the purchase, ownership and disposition of our common stock, or other tax considerations that may be relevant to holders of shares of our common stock in light of their personal circumstances.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the tax status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.

As used in this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia),

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (a) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock. You should consult a tax advisor regarding the tax consequences of purchasing, owning or disposing of our common stock in your particular circumstances (including the application and effect of any U.S. federal, state, local, foreign income, estate and other tax laws). This discussion is based upon the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. In addition, new Code sections or Treasury Regulations may be proposed and subsequently enacted, which could result in different effects on an investment in our stock than those effects discussed in this prospectus supplement. We undertake no obligation to publicly update or otherwise revise this discussion whether as a result of new Treasury Regulations, Code sections, judicial and administrative interpretations or otherwise. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this discussion.

Dividends

Except as described below, dividends paid to you on our common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Department regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

Because it will generally not be known, at the time you receive any distribution on our common stock, whether the distribution will be paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and therefore whether the distribution will be treated as a dividend, we expect that a withholding agent will deduct and withhold U.S. tax at the applicable rate on all distributions that you receive on our common stock. If it is later determined that a distribution on our common stock was not a dividend, in whole or in part, you may be entitled to claim a refund of the U.S. tax withheld with respect to that portion of the distribution, provided that the required information is timely furnished to the U.S. Internal Revenue Service. If a distribution exceeds our current and accumulated earnings and profits as determined under United States federal income tax principles, the excess will be allocated ratably among each share of our common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted basis in each such share and thereafter as capital gain subject to the tax treatment described below in “Gain on disposition of common stock.” Your adjusted basis in such share is generally the purchase price of each share, reduced by the amount of any such tax-free returns of capital.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are generally taxed on a net basis at rates applicable to United States citizens, resident aliens and domestic United States corporations, provided that, if required by an applicable income tax treaty, such dividends are attributable to a permanent establishment maintained by the United States alien holder in the United States.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on disposition of common stock

You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	we are or have been during a specified testing period a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

If you are a non-U.S. holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable payments to foreign financial entities and other foreign entities

Legislation enacted in March 2010 generally requires withholding at a rate of 30% on dividend income from shares of our common stock and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Absent any applicable exception, this legislation also generally requires withholding at a rate of 30% on dividend income from shares of our common stock and the gross proceeds of a disposition of our common stock paid to a foreign entity that is not a foreign financial institution (as a beneficial owner or as an intermediary) unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than

10% of the entity. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such withheld amounts, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Recently finalized Treasury regulations have delayed implementation of withholding on payments of gross proceeds from the disposition of stock until January 1, 2017.

Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in our common stock.

Backup withholding and information reporting

We and other payors must report annually to the IRS and to you the amount of dividends paid to you, even if the payments are exempt from withholding. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In addition, you may be subject to information reporting requirements and backup withholding (currently at a rate of 28%) with respect to dividends paid on our common stock, unless, generally, you certify under penalties of perjury (usually on a valid IRS Form W-8BEN) that you are not a U.S. person or you otherwise establish an exemption. Rules relating to information reporting requirements and backup withholding with respect to payments of the proceeds from the disposition of shares of our common stock are as follows:

If the proceeds are paid to or through a United States office of a broker, the proceeds generally will be subject to backup withholding and information reporting unless the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to believe that you are a United States person, and you have furnished to the payor or broker either (i) a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury that you are a non-United States person, or (ii) other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with United States Treasury Department regulations; or

•	you otherwise establish an exemption.

If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections, or a “U.S.-related person,” information reporting and backup withholding generally will not apply. However, a sale of our common stock that is effected at the foreign office of a broker will be subject to information reporting or backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in United States Treasury Department regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

If the proceeds are paid to or through a non-U.S. office of a broker that is one of the following:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year (i) one or more of its partners are “U.S. persons,” as defined in United States Treasury Department regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or (ii) such foreign partnership is engaged in the conduct of a United States trade or business, the proceeds generally will be subject to information reporting (but not backup withholding), unless (i) the broker does not have actual knowledge or reason to know that you are a United States person and (ii) the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

Backup withholding is not an additional tax. Non-U.S. holders generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed their income tax liability by filing a refund claim with the Internal Revenue Service in a timely manner.

The foregoing discussion does not address all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances and income tax situation. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their acquisition, ownership and disposition of our common stock, including the application and effect of state and local, and other tax laws and the possible effects of changes in federal or other tax laws.

UNDERWRITING

We and Warburg Pincus have entered into an underwriting agreement with J.P. Morgan Securities LLC, the underwriter. Subject to the terms and conditions of the underwriting agreement, Warburg Pincus has agreed to sell to the underwriter, and the underwriter has agreed to purchase 11,565,072 shares of common stock.

The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares if it purchases any of the shares.

The underwriter proposes to offer our shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. In connection with the sale of our shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling our shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts or commissions from the underwriter and/or purchasers of our shares of common stock for whom they may act as agents or to whom they may sell as principals.

The underwriter has agreed to purchase the shares of our common stock from the selling shareholders at a price of $10.56 per share, which will result in approximately $122,127,160 of proceeds to the selling shareholders.

Sales of shares made outside of the United States may be made by affiliates of the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We estimate that our share of the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $300,000.

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, or one or more selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to the selling group members that may make Internet distributions on the same basis as other allocations.

We, all of our directors, and certain of our executive officers have agreed that, without the prior written consent of the underwriter, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand or exercise any right to file, or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to (i) bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth above; (ii) any trust or family limited partnership for the direct or indirect benefit of the parties or immediate family of the parties subject to the restrictions set forth above, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound in writing by the restrictions set forth above, provided further that any such transfer shall not involve a disposition for value; (iii) sales or deemed sales of common stock to us pursuant to net exercises or cashless exercises of options outstanding on the date hereof to the extent that such shares of common stock are not subsequently sold by us on the open market during the restricted period; or (iv) sales of shares of common stock pursuant to any sales plan existing as of the date hereof pursuant to Rule 10b5-1 under the Exchange Act.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock or other securities for which the release is being requested and market conditions at the time.

We and Warburg Pincus have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), as amended.

Our common stock is listed on Nasdaq under the symbol “NPBC.”

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than the underwriter is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriter may close out any covered short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, the underwriter may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of the issuer. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offers contemplated in this prospectus (the “Offering”) to the public in that Relevant Member State, except in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they are implemented in that Relevant Member State:

(a)	to legal entities which are qualified investors as defined in the Prospectus Directive;

(b)	by the underwriter to fewer than 100 (or, if the Relevant Member State has implemented the relevant provision of Directive 2010/73/EU, 150) natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

(c)	in any other circumstances which do not require the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Relevant Member State.

For the purpose of the expression an “offer of any shares to the public” in relation to any shares in any Relevant Member State means a communication to persons in any form and by any means presenting sufficient information on the terms of the offer and the shares to be offered, so as to enable an investor to decide to acquire any shares, as that definition may be varied in that Relevant Member State by any measure implementing the Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the shares acquired by it in the Offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale. The Company, the selling shareholders, the underwriter and their respective affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the prior consent of the representative, be permitted to acquire shares in the Offering.

Notice to Investors in the United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.

Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Notice to Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any depositary shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Investors in Hong Kong

The underwriter has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any depositary shares other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the depositary shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the depositary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the issuance of shares of common stock to be sold in this offering will be passed upon for us by Reed Smith LLP, Philadelphia, Pennsylvania. Certain legal matters will be passed upon for the underwriter by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of National Penn Bancshares, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

DEPOSITARY SHARES

SECURITIES WARRANTS

PURCHASE CONTRACTS

SECURITIES UNITS

We may offer from time to time common stock, preferred stock, debt securities, depositary shares, securities warrants, purchase contracts, or securities units. This prospectus provides a general description of these securities. Specific terms of these securities will be provided in supplements to and/or free writing prospectuses accompanying this prospectus. You should read this prospectus and any supplement and/or free writing prospectus accompanying this prospectus carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NPBC.”

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” on page 1 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement or free writing prospectus accompanying this prospectus.

The securities offered hereby are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investment in these securities involves investment risk, including the possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we or any selling security holder may sell any combination of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with additional information described below under the heading “Where You Can Find More Information”.

The registration statement references exhibits and other information that is not contained in this prospectus. In particular, the registration statement includes as exhibits forms of our senior indenture and subordinated indenture, forms of our senior debt security and subordinated debt security. We will file a form of underwriting agreement, preferred stock certificate, deposit agreement, depositary share, warrant agreement, purchase contract agreement, and unit agreement by means of a post-effective amendment to this registration statement or under cover of a Current Report on Form 8-K in connection with any issuance of such securities. Any statements in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus concerning the provisions of any document are intended to be summaries. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or our agents. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the date on the front of each such document.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “National Penn,” “the Company,” “we,” “us,” “our” or similar references mean National Penn Bancshares, Inc. and its subsidiaries.

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THE COMPANY

National Penn Bancshares, Inc. is a Pennsylvania business corporation and a registered bank holding company. National Penn operates as an independent community banking company that offers a diversified range of financial products principally through its bank subsidiary, National Penn Bank, as well as an array of investment, insurance and employee benefit services through its non-bank subsidiaries. National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.; Institutional Advisors, LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

The Company’s business is primarily accepting deposits from customers through its retail branch offices, and investing those deposits, together with funds generated from operations and borrowings, in loans, including commercial business loans, commercial real estate loans, residential mortgages, home equity loans, other consumer loans, and investment securities. The Company’s strategic plan provides for it to operate within growth markets focusing on diversification of revenue sources and increased market penetration in growing geographic areas.

At March 31, 2012, National Penn operated 121 retail branch offices. It has 120 retail branch offices in Pennsylvania and one retail branch office in Maryland through National Penn Bank and its KNBT and Nittany Bank divisions.

The Company’s corporate office is located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and its telephone number is 1-800-822-3321.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves risk. Our business, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. You should carefully consider the risks, uncertainties and assumptions described in this prospectus, as well as other information we include or incorporate by reference in this prospectus, any applicable prospectus supplement accompanying this prospectus and related free writing prospectus, including those described in our most recent Annual Report on Form 10-K, and our subsequent Quarterly Reports on Form 10-Q. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements often can be, but are not always, identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results. Please see our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus for a further discussion of these and other risks and uncertainties applicable to our business. We are not able to predict all the factors that may affect future results. Forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities by the Company will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

AND TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Three Months Ended March 31,		Fiscal Years Ended December 31,
	2012	2011	2011	2010	2009		2008	2007
Ratio of earnings to fixed charges:
excluding interest on deposits	4.08	2.72	3.26	1.59	N/A	(1)	1.30	2.40
including interest on deposits	2.85	1.90	2.24	1.27	N/A	(1)	1.10	1.44
Ratio of earnings to fixed charges and preferred stock dividends:
excluding interest on deposits	4.08	2.18	3.06	1.31	N/A	(1)	1.30	2.40
including interest on deposits	2.85	1.68	2.16	1.16	N/A	(1)	1.10	1.44

(1)	Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges. The coverage deficiency was $414 million.

The ratio of earnings to fixed charges is calculated as follows:

        (income before income taxes and effects of discontinued operations, net of tax) + (fixed charges)

(fixed charges)

The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

        (income before income taxes and effects of discontinued operations, net of tax) + (fixed charges)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 – (our effective income tax rate)

Fixed charges, excluding interest on deposits, consist of:

•	interest on short-term borrowings,

•	interest on long-term debt, and

•	one-third of net rental expense, which we believe is representative of the interest factor.

Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

For additional information regarding the calculation of the ratio of earnings to fixed charges and preferred stock dividend requirements, please see Exhibit 12.1 to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our common and preferred stock. A prospectus supplement and/or free writing prospectus may provide information that is different from this prospectus. If the information in the prospectus supplement and/or free writing prospectus with respect to our capital stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement and/or free writing prospectus. A copy of our amended articles of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. Our capital stock and the rights of the holders of our capital stock are subject to the applicable provisions of the Pennsylvania law, our amended articles of incorporation, and our amended bylaws.

The authorized capital stock of National Penn consists of 250,000,000 shares of common stock with no par value and 1,000,000 shares of preferred stock with no par value. As of December 31, 2011, there were 151,883,036 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Dividends

The holders of our common stock share ratably in dividends when, as and if declared by our board of directors from legally available funds. Declaration and payment of cash dividends depends upon cash dividend payments to us by our direct and indirect subsidiaries, which are our primary source of revenue and cash flow. We are a legal entity separate and distinct from our subsidiaries. Accordingly, the right of National Penn, and consequently the right of creditors and shareholders of National Penn, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of National Penn in its capacity as a creditor may be recognized.

Voting Rights

Until we issue any preferred stock with voting rights, the holders of shares of common stock have exclusive voting rights. Each holder of shares of common stock has one vote for each share held. Shareholders cannot cumulate votes in the election of directors.

National Penn common stock currently trades on the Nasdaq Global Select Market of the Nasdaq Stock Market LLC. Under the Nasdaq Stock Market’s rules, shareholder approval is required for the issuance of shares of our common stock or securities convertible into or exercisable for our common stock, if the issuance of such securities:

•	is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities to be issued will have 20% or more of the voting power outstanding before such issuance;

•	is in connection with the acquisition of a company in which a director, officer of substantial shareholder has a 5% or greater interest, and the issuance of the securities could result in an increase in our outstanding common stock or voting power of 5% or more;

•	is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of our common stock, or have 20% or more of the voting power, outstanding before issuance; or

•	would result in a change in control.

Under the Nasdaq Stock Market’s rules, shareholder approval is also required to establish a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other National Penn securities holders or employees may participate.

Pre-Emptive Rights, Redemption

Holders of our common stock do not have pre-emptive rights to acquire any additional shares of National Penn common stock. Our common stock is not subject to redemption.

Registration Rights

On October 5, 2010, National Penn entered into an Investment Agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), pursuant to which Warburg Pincus agreed to purchase $150 million shares of National Penn’s common stock. On January 7, 2011, Warburg Pincus completed its investment in National Penn pursuant to the Investment Agreement. Under the terms of the Investment Agreement, Warburg Pincus has rights to maintain its relative ownership percentage in National Penn through additional purchases upon certain subsequent issuances by National Penn, as well as registration rights.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, whether voluntary of involuntary, holders of National Penn common stock will share ratably in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities, and after payment of any liquidation preferences of any outstanding shares of National Penn preferred stock.

Preferred Stock

Our board of directors is authorized to issue shares of National Penn preferred stock without shareholder approval. Our board of directors will determine the rights, qualifications, limitations and restrictions of each series of National Penn preferred stock at the time of issuance, including without limitation, rights as to dividends, voting and convertibility into shares of National Penn common stock. Shares of preferred stock may have dividend, redemption, voting, and liquidation rights that take priority over the common stock, and may be convertible into common stock.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement and/or free writing prospectus is subject to, and qualified in its entirety by reference to, the Pennsylvania Business Corporation Law, and the actual terms and provisions contained in our articles of incorporation and bylaws, each as amended from time to time.

Terms

Unless provided in a supplement to this prospectus and/or free writing prospectus, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement and/or free writing prospectus offering our preferred stock will furnish the following information with respect to the preferred stock offered:

•	number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights;

•	dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus and/or free writing prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus and/or free writing prospectus, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security shall share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus and/or free writing prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable supplement to this prospectus and/or free writing prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus and/or free writing prospectus.

Capital Trust Securities

We have established five statutory business trusts: NPB Capital Trust II, NPB Capital Trust III, NPB Capital Trust IV, NPB Capital Trust V, and NPB Capital Trust VI. In each case, we own all the common capital securities of the trust. These trusts issued preferred capital securities to investors and invested the proceeds in National Penn through the purchase of junior subordinated debentures issued by us. These debentures are the sole assets of the trusts.

•	The $65.2 million of debentures issued to NPB Capital Trust II on August 20, 2002, which mature on September 30, 2032, bear interest at the annual fixed rate of 7.85%, and are callable in whole or in part any time on or after September 30, 2007.

•	The $20.6 million of debentures issued to NPB Capital Trust III on February 20, 2004, which mature on April 23, 2034, bear interest at a floating rate (three month LIBOR plus a margin of 2.74%), and are callable in whole or in part at any time on or after April 23, 2009.

•	The $20.6 million of debentures issued to NPB Capital Trust IV on March 25, 2004, which mature on April 7, 2034, bear interest at a floating rate (three month LIBOR plus a margin of 2.74%), and are callable in whole or in part any time on or after April 7, 2009.

•	The $20.6 million of debentures issued to NPB Capital Trust V on April 7, 2004, which mature on April 7, 2034, bear interest at a floating rate (three month LIBOR plus a margin of 2.74%), and are callable in whole or in part at any time on or after April 7, 2009.

•	The $15.4 million of debentures issued to NPB Capital Trust VI on January 19, 2006, which mature on March 15, 2036, bear interest at a floating rate (three month LIBOR plus a margin of 1.38%), and are callable in whole or in part at any time on or after March 15, 2011.

The trust preferred securities of NPB Capital Trust II are reported on the Global Select Market of the Nasdaq Stock Market LLC under the symbol “NPBCO”.

Based on current interpretations of the banking regulators, all the foregoing junior subordinated debentures qualify under the risk-based capital guidelines of the Federal Reserve as Tier 1 capital, subject to certain limitations. In each case, the debentures are callable by National Penn, subject to any required regulatory approvals, at par, in whole or in part, at any time after five years. In each case, our obligations under the junior subordinated debentures and related documents, taken together, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the trusts under the preferred securities.

Anti-Takeover Charter and Pennsylvania Law Provisions

Our articles of incorporation and bylaws, each as amended, contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of National Penn. These provisions:

•	empower our board of directors, without shareholder approval, to issue shares of preferred stock the terms of which, including voting power, are set by our board;

•	divide our board of directors into three classes serving staggered three-year terms;

•	restrict the ability of shareholders to remove directors;

•	require that shares with at least 80% of total voting power approve a merger or other similar transaction with a person or entity holding stock with more than 5% of National Penn’s total voting power, if the transaction is not approved, in advance, by our board of directors;

•	require that shares with at least 80%, 67%, or a majority, of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;

•	eliminate cumulative voting in the election of directors; and

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of National Penn. These provisions, among other things:

•	require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation;

•	prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power;

•	prevent a person or group acquiring different levels of voting power (20%, 33 1⁄3% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights;

•	require any person or group that is or was a controlling person or group with respect to a corporation to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities if such equity securities are: (i) sold within 18 months after such person or group obtained the status of a controlling person or group; and (ii) purchased by the controlling person or group within 24 months prior to, or 18 months subsequent to, such person or group obtaining the status of a controlling person or group;

•	include factors and groups (in addition to the corporation’s shareholders) that a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	provide that a corporation’s board of directors need not consider any corporate interest or the interests of any particular group as dominant or controlling;

•	provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•	provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•	act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.

This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus and/or free writing prospectus. We will also indicate in the supplement and/or free writing prospectus whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement and/or free writing prospectus.

Terms

The prospectus supplement and/or free writing prospectus will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement and/or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement and/or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement and/or free writing prospectus provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement and/or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement and/or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement and/or free writing prospectus, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement and/or free writing prospectus.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement and/or free writing prospectus, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement and/or free writing prospectus also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000, as depositary, which we refer to as the preferred stock depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of a series of preferred stock, we will deposit those shares with the preferred stock depositary, which will then issue and deliver the depositary receipts to the purchasers.

Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the preferred stock depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement and/or free writing prospectus will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting

Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares

Depositary shares will be redeemed from any proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of depositary shares or all of the depositary shares have been redeemed.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depositary in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares.

However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Corporate Trust Office of Preferred Stock Depositary

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement and/or free writing prospectus relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants from time to time in one or more series for the purchase of our common stock, preferred stock, debt securities or depositary shares or any combination of those securities. Securities warrants may be issued independently or together with any shares of common stock, debt securities or shares of preferred stock offered by any prospectus supplement and/or free writing prospectus and may be attached to or separate from these shares of common stock, debt securities or shares of preferred stock. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent or any other bank or trust company specified in the related prospectus supplement and/or free writing prospectus relating to the particular issue of securities warrants. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

If securities warrants are offered by us, the prospectus supplement and/or free writing prospectus will describe the terms of the securities warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock purchasable upon exercise of the securities warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•	the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each debt security or share of preferred stock;

•	the date on and after which the securities warrants and the related common stock, debt securities or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the securities warrants shall commence and the date on which this right shall expire;

•	whether the securities warrants will be issued in registered or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Securities warrants may be exchanged for new securities warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of shares of common stock, the debt securities or shares of preferred stock purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

The specific terms of a series of securities warrants will be described in the applicable prospectus supplement and/or free writing prospectus relating to that series of securities warrants along with any general provisions applicable to that series of warrants. The preceding description of the warrants, and any description of the securities warrants in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the securities warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of debt securities, or debt obligations of third parties, including U.S. Treasury securities. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	other terms of the purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description of the purchase contracts, and any description of the purchase contracts in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying purchase contracts, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the purchase contracts.

DESCRIPTION OF SECURITIES UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. Securities units may also include debt obligations of third parties, such as U.S. Treasury securities. Each securities unit will be issued so that the holder of the securities unit is also the holder of each security included in the unit. Thus, the holder of a securities unit will have the rights and obligations of a holder of each included security.

The applicable prospectus supplement may contain, where applicable, the following information about the securities units issued under it:

•	the designation and terms of the securities units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payments, settlement, transfer or exchange of the securities units or of the securities comprising the units;

•	whether the securities units will be issued in fully registered or global form; and

•	other terms of the securities units.

The applicable prospectus supplement will describe the terms of any securities units. The preceding description of the securities units, and any description of the securities units in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying securities units, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the securities units.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of National Penn Bancshares, Inc. and subsidiaries as of December 31, 2011 and 2010, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accountant firm, appearing elsewhere and incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

In connection with particular offerings of securities in the future, the validity of those securities, will be upon for National Penn by the law firm of Reed Smith LLP, or others named in the applicable prospectus supplement, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC. We also maintain an Internet site that contains information about us. The address of that site is www.nationalpennbancshares.com. Information contained in our Internet site is not incorporated by reference into this prospectus, and you should not consider information contained in our Internet site as part of this prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information contained in the documents we file (SEC File No. 000-22537-01) with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this prospectus is no longer deemed effective.

•	Our Annual Report on Form 10-K for the year ended December 31, 2011 filed February 29, 2012.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed May 10, 2012

•	Our Current Reports on Form 8-K filed on January 27, 2012, February 29, 2012, and April 30, 2012.

•	The description of National Penn common stock contained in our registration statement on Form 8-A filed February 24, 1983, and any amendment or report filed for the purpose of updating such description.

Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in an applicable prospectus supplement or free writing prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors will find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing to us at the following address: National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512, Attention: H. Anderson Ellsworth, Corporate Secretary. You may also telephone (610) 369-6451 or email andy.ellsworth@nationalpenn.com.

11,565,072 shares

Common stock

Prospectus Supplement

JPMorgan